UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 4, 2025
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UL Solutions Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-42012 (Commission File Number)	27-0913800 (I.R.S. Employer Identification Number)
333 Pfingsten Road Northbrook, Illinois 60062
(Address of principal executive offices and zip code)
(847) 272-8800
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	ULS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition
On November 4, 2025, UL Solutions Inc. (the “Company”) issued a press release announcing its financial results for the third quarter ended September 30, 2025. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
The information contained or incorporated by reference in this Item 2.02, including the press release furnished herewith as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such a filing.
Item 2.05. Costs Associated with Exit or Disposal Activities
On November 4, 2025, the Company announced an expense reduction initiative to further improve the operating model and exit certain lines of business that are no longer considered strategically important to the Company (the “Restructuring Plan”). The Company expects to incur pre-tax expenses associated with the Restructuring Plan of approximately $42-$47 million in the aggregate, consisting of $37-$42 million in cash charges relating to employee separation expenses for approximately 3.5% of the Company’s current workforce and approximately $5 million in other cash charges, primarily relating to contract cancellations. The majority of costs associated with the Restructuring Plan are expected to be recorded in the fourth quarter of 2025 in the Consumer and Industrial segments. The Company anticipates the Restructuring Plan will be substantially completed by the end of the first quarter of 2027.
The timing and amount of the charges the Company expects to incur in connection with the Restructuring Plan may differ materially from the estimates disclosed above for various factors including, but not limited to, industry and macroeconomic environment; risks that the Company may be unable to implement the Restructuring Plan on the anticipated timing; that local law and consultation requirements, including for potential position eliminations, extends the restructuring process further in certain countries or causes the actual charges and expenditures that the Company incurs in connection with the restructuring plan, and the timing thereof, to differ materially from estimates; that the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur, including in connection with the implementation of the Restructuring Plan and that the Company may not be able to realize the anticipated benefits of the Restructuring Plan.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
99.1	Press Release of UL Solutions Inc., dated as of November 4, 2025
104	Cover page interactive data file (embedded with the inline XBRL document)
Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UL Solutions Inc.
Date: November 4, 2025	By:	/s/ Ryan D. Robinson
Ryan D. Robinson
Executive Vice President and Chief Financial Officer